UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2015

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue

P. O. Box 4505

Norwalk, Connecticut 06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On May 20, 2015 Registrant held its Annual Meeting of Shareholders.

(b)	Shareholders voted on the matters set forth below as follows:

1. Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes

Ursula M. Burns	781,684,143.45	68,316,712.91	14,836,916.03	110,318,671
Richard J. Harrington	847,542,500.56	12,564,865.52	4,738,365.73	110,318,671
William Curt Hunter	847,204,190.26	12,842,236.97	4,799,304.58	110,318,671
Robert J. Keegan	849,733,147.37	10,415,930.63	4,689,889.94	110,318,671
Charles Prince	845,718,141.11	14,281,659.47	4,845,931.22	110,318,671
Ann N. Reese	829,333,510.72	30,767,136.34	4,743,712.70	110,318,671
Stephen H. Rusckowski	851,406,670.92	8,721,868.64	4,710,442.24	110,318,671
Sara Martinez Tucker	849,007,550.46	11,092,441.56	4,745,739.78	110,318,671
Mary Agnes Wilderotter	836,776,972.27	23,393,414.57	4,675,344.96	110,318,671

2. Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2015. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes

959,448,803.48	10,804,204.76	4,911,146.56	0

3. Approval, on an advisory basis, of the 2014 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2015 Proxy Statement. The 2014 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2015 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes

762,074,439.21	96,371,747.10	6,399,095.49	110,318,671

(c)	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ DOUGLAS H. MARSHALL
Douglas H. Marshall
Assistant Secretary

Date: May 21, 2015